April 7, 1997                     Confidential                       PRELIMINARY


Materials Prepared for the Board of Directors of North Carolina Railroad Company

------------======================----------------------------------------------
            North Carolina Railroad Company

            Table of Contents
--------------------------------------------------------------------------------

            1.    Overview

            2.    Valuation Methodologies

            3.    Discount Rate Analysis

            4.    NCRR Stock Price Performance


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

------------======================----------------------------------------------
            North Carolina Railroad Company

--------------------------------------------------------------------------------

            1.

            Overview


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

------------======================----------------------------------------------
            North Carolina Railroad Company

--------------------------------------------------------------------------------

            2.

            Valuation Methodologies


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

------------======================----------------------------------------------
            North Carolina Railroad Company

--------------------------------------------------------------------------------

            3.

            Discount Rate Analysis


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

------------======================----------------------------------------------
            North Carolina Railroad Company

--------------------------------------------------------------------------------

            4.

            NCRR Stock Price Performance


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     1
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

--------------------------------------------------------------------------------

Overview
--------------------------------------------------------------------------------

      The State of North Carolina (the State) is preparing a proposal to purchase the shares of the North Carolina Railroad Company (NCRR) that it does not already own for $66.00 per share in cash.

      Background

      The major value of the NCRR is as owner of 317 miles of railroad right of way and track in North Carolina. Most of the NCRR's property had been leased primarily to Norfolk Southern (NS) and its predecessors in leases that expired at the end of 1994.

      The NCRR negotiated a lease extension agreement (the Agreement) with Norfolk Southern that was unanimously approved by the NCRR Board of Directors on August 10, 1995. On July 29, 1996, a federal judge invalidated the lease agreement, on the basis that a majority of NCRR's minority shareholders had not been represented at the annual meeting and therefore there was no quorum.

      Subsequent to the invalidation of the Agreement, the NCRR filed a motion with the Surface Transportation Board (STB) to set an interim and permanent rate for Norfolk Southern to pay to use the NCRR line.

      On August 26, 1996, the State announced that it was considering a buyout of the NCRR and that it had retained Nationsbanc as its financial advisor. On November 13, 1996, the Special Committee of the Board of Directors of the NCRR retained Credit Suisse First Boston as its financial advisor.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     2
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

      Valuation Methodologies
--------------------------------------------------------------------------------

($ in Millions except per share values)
====================================================================================================================================
                                               PRELIMINARY
METHODOLOGY                                  VALUATION RANGE   PER SHARE VALUE                         COMMENT
------------------------------------------------------------------------------------------------------------------------------------
   Estimated Lease Value
       Replacement Cost New Less               $80 - $540        $19 - $125      Surface Transportation Board (STB) methodology
       Depreciation (RCNLD)
       Net Liquidation Value (NLV)             $85 - $89         $20 - $21       STB methodology. Only used once previously

   Estimated Value to Norfolk Southern
       Income                                 $218 - $261        $51 - $61       NCRR share of NS North Carolina operating cash flow
       Railroad Purchases                     $280 - $300        $65 - $70       Comparable railroad transactions
       Discounted Cash Flow                   $150 - $200        $35 - $47       Discounted cash flow of NS's NCRR free cash flows

   Estimated Value to State
       Corridor Purchases*                    $320 - $450        $75 - $105      Florida and California corridor purchases. Florida
                                                                                 purchase price based on RCNLD

       Land Value NC DOT Estimates            $225 - $250        $53 - $58       Cost of a 200 ft., 317 mile ROW between Morehead
                                                                                 City and Charlotte

-------------------------------------------------------------------------------
       REFERENCE RANGE                        $195 - $300        $45 - $70
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* Low end of the range represents the mid-point of the RCNLD methodology valuation - the methodology used to value the State of Florida's purchase of CSX track. The high end of the range is based on the per mile price paid by the State of California for track in the Los Angeles region. Please note these valuations may be based on, among other things, demographics and necessity for passenger service and the ability to create earnings from trackage rights and other sources. In due diligence discussions with the State, the State indicated that, while it may utilize the NCRR for public use in the long term, it did not have any near term plans to utilize such property for public use other than current freight railroad service.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     3
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

      Estimate of STB Determined Rental
--------------------------------------------------------------------------------

            In the absence of an agreement between the NCRR and Norfolk Southern for a lease of the NCRR's property, as the result of an NCRR petition, the STB is expected to rule on the NCRR's request to set both interim and permanent lease rates for Norfolk Southern's use of the NCRR.

            Choice of Methodologies

            There is no prescribed methodology for the STB to follow in setting rates for track usage, however, Replacement Cost New Less Depreciation (RCNLD) is the methodology with the most precedent. Net Liquidation Value (NLV) has been used in one case. If the STB rules on the compensation to be paid by the NCRR there is no guarantee that the STB will use either of these methodologies to calculate the rate to be paid, or it may make adjustments in the way it applies them.

            Lack of Precedent

            It must be noted that the STB has not presided over a case in which a non-operating entity has leased its tracks to an operating railroad. The fact that the NCRR is a REIT adds to the complexity of the situation and makes the outcome of the STB hearings more unpredictable.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     4
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

STB Lease Rate Setting -- RCNLD
--------------------------------------------------------------------------------

Reproduction Cost New Less Depreciation Analysis
($ in Millions)
=======================================================================================================================
                                                                    POTENTIAL             GROSS           RENTAL LESS
     POTENTIAL PROPERTY DEFINITIONS (1)                               RCNLD         ANNUAL RENTAL (3)     UPKEEP (4)
                                                                   VALUATION(2)           @11.7%            @11.7%
-----------------------------------------------------------------------------------------------------------------------
1.   Land only - 50' ROW (Right of Way)                                  $ 40              $  4.7
2.   Land with Grading and Bridges - 50' ROW                              180                21.1
2a.  Scenario 2 without Bridges                                           161                18.8
3.   Land only - 200' ROW                                                 115                13.5
4.   Land with grading and bridges -200' ROW                              260                30.4
4a.  Scenario 4 without bridges                                           241                28.2
5.   Land with grading, bridges, track and signals - 200' ROW             400                46.8             $22.1
6.   Land with grading, bridges, track and signals - 200' ROW
     plus yards and shops excluding Spencer (Linwood) Yard                412                48.2              23.5
7.   Land with grading, bridges, track and signals - 200' ROW
     plus yards and shops including Spencer (Linwood) Yard                450                52.7              28.0
-----------------------------------------------------------------------------------------------------------------------

(1)   Examines various definitions of property varying from narrow to broad.
(2)   Based upon Mercer Management Consulting analysis.
(3)   STB rail industry composite after-tax cost of capital for 1995.
(4) Assumes maintenance of $10.2mm and capital expenditures of $14.5mm, based on Mercer Management Consulting analysis.

Possible STB options:
(i) Use a restricted asset definition (Scenarios 1 to 4a) and leave NS the upkeep; or
(ii) Use a full asset definition (Scenario 5, 6 or 7) and charge the NCRR for upkeep.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     5
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

RCNLD Lease Values
--------------------------------------------------------------------------------

Perpetuity Value of RCNLD Leases
(Dollars in Millions, except per share values)
====================================================================================================================================
                                                                                       PERPETUITY OF GROSS          RENTAL LESS
                                                                                        RENTAL  5.25% (6)       UPKEEP @5.25% (5,6)
                                                                                     -----------------------------------------------
                                                                     POTENTIAL          11.7%          PER       11.7%        PER
POTENTIAL PROPERTY DEFINITIONS (1)                               RCNLD VALUATION (2)  RENTAL (3)     SHARE (4)  RENTAL (3)  SHARE(4)
------------------------------------------------------------------------------------------------------------------------------------
1.    Land only - 50' ROW (Right of Way)                               $ 40           $  80.0       $ 18.67
2.    Land with Grading and Bridges - 50' ROW                           180             400.0         93.39
2a    Scenario 2 without Bridges                                        161             356.6         83.25
3.    Land only - 200' ROW                                              115             251.4         58.70
4.    Land with grading and bridges -200' ROW                           260             582.9        136.09
4a    Scenario 4 without bridges                                        241             539.5        125.95
5.    Land with grading, bridges, track and signals - 200' ROW          400             903.0        210.82     $420.4     $ 98.14
6.    Land with grading, bridges, track and signals - 200' ROW
      plus yards and shops excluding Spencer (Linwood) Yard             412             930.5        217.22      447.8      104.54
7.    Land with grading, bridges, track and signals - 200' ROW
      plus yards and shops including Spencer (Linwood) Yard             450           1,017.3        237.50      534.7      124.82
------------------------------------------------------------------------------------------------------------------------------------

(1)   Examines various definitions of property varying from narrow to broad.
(2)   Based upon Mercer Management Consulting analysis.
(3)   STB rail industry composite after-tax cost of capital for 1995.
(4)   4,283,470 shares outstanding 12/31/96 10-K.
(5)   Assumes maintenance and capital expenditure of $24.7mm.
(6) Includes a one-time charge for NCRR general and administrative expenses of $11.5mm and uses mid-year discounting of the lease payments.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     6
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

STB Lease Rate Setting -- Net Liquidation Value
--------------------------------------------------------------------------------

NLV has been used on one occasion by the STB. It may be used if the STB were to allocate maintenance to Norfolk Southern.

NLV Methodology
($ in Millions)
=======================================================================================================
                                                                POTENTIAL NLV     GROSS ANNUAL RENTAL
POTENTIAL PROPERTY DEFINITIONS                                    VALUATION            11.7% (1)
-------------------------------------------------------------------------------------------------------
Property including Spencer (Linwood) Yard                           $43.9                 $5.1

Property excluding Spencer (Linwood) Yard                            42.2                  4.9
-------------------------------------------------------------------------------------------------------

(1)   STB rail industry composite after-tax cost of capital for 1995.

Source: Mercer Management Consulting analysis.

Perpetuity Value of NLV Based Rental at 5.25% (2)
($ in Millions, except per share values)
============================================================================================================================
                                                                POTENTIAL NLV        PERPETUITY OF       PER SHARE VALUE
POTENTIAL PROPERTY DEFINITIONS                                    VALUATION             RENTAL             OF RENTAL (3)
----------------------------------------------------------------------------------------------------------------------------
Property including Spencer (Linwood) Yard                           $43.9                $88.9                $20.75

Property excluding Spencer (Linwood) Yard                            42.2                 85.0                 19.84
----------------------------------------------------------------------------------------------------------------------------

(2) Includes a one-time charge for NCRR general and administrative expenses of $11.5mm.
(3)   4,283,470 shares outstanding. 12/31/96 10-K.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     7
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Lease Extension Valuation
--------------------------------------------------------------------------------

($ in Millions except per share values)
====================================================================================================================================
                                                                                             DISCOUNT RATE
                                                                   -----------------------------------------------------------------
VALUE                                                                    4.5%            5.0%            5.5%             6.0%
------------------------------------------------------------------------------------------------------------------------------------
Perpetuity of Lease Payments                           (1,7)           $207.0          $186.7          $170.1           $156.3
Perpetuity of NCRR Expenses                          (1,2,7)            (13.3)          (12.0)          (11.0)           (10.1)
Value of Renewal Payment                                 (3)              0.7             0.7             0.7              0.7
Less Value of Indexing Cap                               (4)             (6.2)           (5.6)           (5.1)            (4.7)
                                                                       ------          ------          ------           ------
    Equity Value                                                       $188.1          $169.8          $154.7           $142.2
    Equity Value Per Share                               (5)            $43.93          $39.65          $36.15           $33.23

Non-Railroad NCRR Assets                                 (6)             $2.35           $2.35           $2.35            $2.35

    Adjusted Equity Value                                              $190.4          $172.1          $157.1           $144.6
    Adjusted Equity Value Per Share                      (5)            $44.46          $40.18          $36.67           $33.76
------------------------------------------------------------------------------------------------------------------------------------

Assumes transaction closes 12/31/97

(1)   Assumes Mid-Year Discounting
(2)   $550,000 in 1995 dollars, indexed by the IPD-GDP
(3)   Assumes a $5.0mm payment received 12/31/2023, discounted at 8.0%
(4)   Assumes the Indexing cap has a (3.0)% impact on revenue value
(5)   4,283,470 shares outstanding 12/31/96 10-K
(6)   Non-railroad real property not producing income.
(7) IPD-GDP deflator values used were 2.24% for 1994, 2.57% for 1995 and 1.73% for 1996.
--------------------------------------------------------------------------------
Please note that this valuation is of a lease which is not effective and, in fact, was not approved by NCRR's minority shareholders primarily due to issues as to value.
--------------------------------------------------------------------------------


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     8
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Lease Extension Valuation
--------------------------------------------------------------------------------

NCRR Revenue Sources
========================================================================================================================
REVENUE SOURCES                                      PER YEAR(1)                             ISSUES
------------------------------------------------------------------------------------------------------------------------
Tier 1 Revenue - Certain Under Lease
Lease Extension                                      $8,000,000        Indexed by the GDP deflator
1968 Lease                                               81,319        Fixed
Non-operating Properties                                100,000        NCRR Estimate

Dividend                                                  4,500        30 shares of the University Railroad with a $150
                                                     ----------        dividend
Tier 1 Revenue                                       $8,185,819

Tier 2 Revenue - Unresolved Issues
CSX/1862 Chatham Railroad Lease                        $115,000        Under negotiation:
                                                                         - $80,000 track usage fee, indexed
                                                                         - $35,000 Non-operating lease pass-throughs
Lease Extension CSX Usage payment                       250,000
Tier 2 Revenue                                       $  365,000
                                                     ----------
Tier 1 & Tier 2 Revenue                              $8,550,819
------------------------------------------------------------------------------------------------------------------------

(1)   1995 dollars


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     9
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Lease Extension Valuation
--------------------------------------------------------------------------------

NCRR Cash Costs
================================================================================
   NORMALIZED NCRR OPERATING COSTS - 1995 DOLLARS(1)
--------------------------------------------------------------------------------
       $ 275,000            Salaries & Administrative
          45,000            Professional Fees
               -            Consulting
         100,000            Insurance & Taxes
          30,000            Capital Expenditure
         100,000            Other
       ---------
       $ 550,000
       ---------
--------------------------------------------------------------------------------

(1) Cash costs grow at the rate of the implicit price deflator of the gross domestic product (IPD - GDP)


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    10
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

NCRR Operating Cash Flow to Norfolk Southern
--------------------------------------------------------------------------------

Mercer Management Consulting prepared estimates of NS' NCRR derived 1995 operating cash flow using three different methods. The yearly figures are:

Regression Model                          ==>       $33.4 million

North Carolina State Reporting            ==>       $34.4 million

NS System Total Reporting                 ==>       $28.7 million

-------------------------------------------------------------------------------
Range                                               $28.7 - $34.4 million
-------------------------------------------------------------------------------

NS LTM Operating Cash Flow Multiple (3)             7.6x

-------------------------------------------------------------------------------
Implied Enterprise Value                            $218.1 - $261.4 million
Implied Per Share Value                             $51 - $61
-------------------------------------------------------------------------------

(1) Revenues were estimated and allocated based on gross-ton mileage information derived from NS' traffic density map.
(2)   Cost estimates were developed for three segments of the NCRR line:
      Charlotte - Greensboro; Greensboro - Raleigh; Raleigh - Morehead City.
(3)   As of 3/31/97 for year end 12/31/96


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    11
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Selected Comparable Railroad Transactions
--------------------------------------------------------------------------------

The comparable acquisitions analysis considers a number of railroad transactions. Please note that while this analysis represents the potential value to NS of controlling the NCRR, realization of this value by NCRR and it's shareholders may be limited. Credit Suisse First Boston, and Morgan Stanley before it, solicited indications of interest in acquiring NCRR from potential strategic and financial investors. This process did not lead to the submission by any parties contacted of indications of interest / firm proposals.

U.S. Class 1 Railroad
($ in Millions)
====================================================================================================================================
                                                                                                     ADJUSTED VALUE AS A MULTIPLE OF
                                                                                      ADJ. PRICE /   -------------------------------
DATE ANN./           TARGET COMPANY /                           ADJUSTED  ADJ. PRICE/   TRACK MILE            OPERATING    OPERATING
DATE COMP.           ACQUIRING COMPANY            EQUITY PRICE    PRICE     MGTM (1)    ($000'S)      SALES   CASH FLOW     INCOME
------------------------------------------------------------------------------------------------------------------------------------
10/15/96      Conrail, Inc./                       $10,284.2    $12,345.2    N.A.        $696.9       3.3x      12.5x       17.5x
   Pending       CSX Corp.
1/17/96       CCP Holdings, Inc. /                    $139.0       $157.0   $34.9        $184.7       2.1x       4.4x        4.6x
   6/13/96       Illinois Central Corporation
11/10/95      Mexrail Inc./                            $46.9        $46.9    N.A.        $299.0       2.6x       N.A.        N.A.
   12/12/95      Kansas City Southern Industries
8/3/95        Southern Pacific Rail Corp./          $4,012.9     $5,476.0    N.A.        $377.7       1.7x      12.5x       18.7x
   9/11/96       Union Pacific Corp.
3/23/95       Chicago & North Western/              $1,573.6     $2,667.7    N.A.        $477.1       2.4x       8.9x       11.8x
   6/23/95       Union Pacific Corp.
1/18/95       Santa Fe Pacific Corp./               $3,635.8     $4,770.4    N.A.        $611.6       1.8x       7.6x       11.1x
   Withdrawn     Union Pacific Corp.
------------------------------------------------------------------------------------------------------------------------------------

(1)   Mercer Management Consulting estimates. (Continued on next page) on next page)


                                                        (Continued on next page)

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    12
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Selected Comparable Railroad Transactions
--------------------------------------------------------------------------------

U.S. Class 1 Railroad
($ in Millions)
====================================================================================================================================
                                                                                                     ADJUSTED VALUE AS A MULTIPLE OF
                                                                                        ADJ. PRICE / -------------------------------
DATE ANN./          TARGET COMPANY /                             ADJUSTED  ADJ. PRICE/   TRACK MILE          OPERATING  OPERATING
DATE COMP.          ACQUIRING COMPANY               EQUITY PRICE   PRICE     MGTM (1)     ($000'S)   SALES   CASH FLOW   INCOME
------------------------------------------------------------------------------------------------------------------------------------
12/23/94(2)  Santa Fe Pacific Corp./                 $4,077.8    $5,212.4      N.A.       $668.2      1.9x      8.3x      12.2x
  9/22/95      Burlington Northern Inc.

 7/19/94     Kansas City Southern Industries, Inc.     $638.7    $1,573.7     $59.4       $551.2      3.1x      8.2x      11.7x
  Withdrawn  (Railway Division)/
               Illinois Central Corporation
9/12/92
  6/10/93    MidSouth Corporation/                     $213.5      $350.0     $58.6       $318.2      3.2x      8.2x      11.1x
               Kansas City Southern Industries, Inc.

1/8/92       Green Bay & Western Railroad Co./           $7.7       $10.2      N.A.        $40.0      0.5x      N.M.       N.M.
  8/27/93      Wisconsin Central Transportation Corp.
               (Itel Corp.)

1/8/92       Fox River Valley Railroad Co./             $54.4       $79.3     $72.1       $375.8      2.8x      9.6x      13.3x
  8/27/93      Wisconsin Central Transportation Corp.
               (Itel Corp.)
------------------------------------------------------------------------------------------------------------------------------------

(1)   Mercer Management Consulting estimates.
(2) Multiples have been calculated using year-end 1994 numbers and acquiror's stock price as of February 9, 1995.


                                                        (Continued on next page)

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    13
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Selected Comparable Railroad Transactions
--------------------------------------------------------------------------------

U.S. Class 1 Railroad
($ in Millions)
====================================================================================================================================
                                                                                                     ADJUSTED VALUE AS A MULTIPLE OF
                                                                                        ADJ. PRICE / -------------------------------
DATE ANN./          TARGET COMPANY /                             ADJUSTED  ADJ. PRICE/   TRACK MILE           OPERATING  OPERATING
DATE COMP.          ACQUIRING COMPANY               EQUITY PRICE   PRICE     MGTM (1)     ($000'S)    SALES   CASH FLOW   INCOME
------------------------------------------------------------------------------------------------------------------------------------
05/16/90     Delaware & Hudson Railway/                 $25.0        $25.0     N.A.        $28.9       N.A.      N.A.       N.A.
   1/18/91      Canadian Pacific Ltd.
2/20/90      RF&P Corp. (Railway Operations)/          $135.0       $135.0     N.A.     $1,194.7       2.7x      6.5x       8.4x
   10/10/91      CSX Corp.
                                                   ---------------------------------------------------------------------------------
                                                        High:                  $72.1    $1,194.7       3.3x     12.5x      18.7x
                                                        Average:                56.3       448.0       2.3x      8.7x      12.0x
                                                        Median:                 59.0       377.7       2.5x      8.3x      11.8x
                                                        Low:                    34.9        28.9       0.5x      4.4x       4.6x
                                                   ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             NCRR Values                                                     5.2 MGTM   317 miles     $81.4    $34.4      $26.5

             Implied Enterprise Value of NCRR
                 NCRR - Average                                               $292.5      $142.0     $190.6    298.2     $319.1
                 NCRR - Median                                                 306.8       119.7      203.5    283.8      311.4

             Implied Per Share Value of NCRR
                 NCRR - Average                                                $68.29      $33.15     $44.50    69.63      74.49
                 NCRR - Median                                                  71.62       27.95      47.51    66.25      72.69
------------------------------------------------------------------------------------------------------------------------------------

(1)   Mercer Management Consulting estimates.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    14
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Discounted Cash Flow of NS's NCRR Earnings
--------------------------------------------------------------------------------

Enterprise value range $150.0 - $200.0 million, equal to $35.02 - $46.69 per share

NS's Estimated NCRR Cash Flows
=======================================================================
                                                         ($ MM)
-----------------------------------------------------------------------

     NS 1995 NCRR Operating Income                        $26.5
     Taxes (1)                                              6.7
                                                          -----
     Net Income                                            19.8
     Depreciation (+)                                       7.9
     Capital Expenditure (-)                               14.5
                                                          -----
     Net Cash Flow                                        $13.2
-----------------------------------------------------------------------

(1)   Assumes a cash tax rate of 25.4%.
Source: Mercer Management Consulting analysis


Perpetuity of NS's Estimated NCRR Cash Flows (1)
($ in Millions)
================================================================================
                                        REVENUE GROWTH RATE
     DISCOUNT      -------------------------------------------------------------
     RATE (2)          3.0%                     4.0%                     5.0%
--------------------------------------------------------------------------------

      11.0%           $171.1                   $194.6                   $226.0

      11.5%            161.4                    182.1                    209.1

      12.0%            152.8                    171.1                    194.6

      12.5%            145.1                    161.4                    182.1

      13.0%            138.1                    152.8                    171.1
--------------------------------------------------------------------------------

(1)   Uses mid-year discounting.
(2)   Weighted average cost of capital for US Class 1 railroads.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    15
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Diversion Analysis -- Roanoke/Bristol/Knoxville Line
--------------------------------------------------------------------------------

Cost and Value Impact on NS
($ in Millions)
================================================================================

--------------------------------------------------------------------------------

Annual Operating Cash Flow Impact on NS in 1995                     $ 69.0

NS LTM Operating Cash Flow Multiple (1)                                7.6x

Implied Loss of Value to NS Due to Lost Operating Cash Flow         $  524

Replacement Capital Requirement                                     $  271

Total Estimated Valuation Impact                                    $  795
--------------------------------------------------------------------------------

Source: Mercer Management Consulting Analysis
(1)   As of 3/31/97 for year end 12/31/96.


--------------------------------------------------------------------------------
Please note that the cost to NS of diverting traffic is not an indication of value to the extent that it exceeds either: (1) The intrinsic value of the operations and its cash flows to NS; or (2) The payments NS would be required to make to NCRR pursuant to an STB mandated settlement. As a result, NS may decide to either terminate the operations / business or petition the STB to rule on compensation to the NCRR before paying the diversion cost.
--------------------------------------------------------------------------------


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    16
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Diversion Analysis -- Roanoke/Bristol/Knoxville Line
--------------------------------------------------------------------------------

Impact of Additional Car Mileage and Traffic

Mercer Management Consulting estimates that the annual operating cash flow impact to NS to divert traffic from the NCRR is approximately ($69)MM.

Key assumptions:

   o NS would retain all divertible traffic and upgrade the Roanoke/Bristol/Knoxville line

   o  NS would lose all local and non-divertible overhead traffic on the NCRR

   o NS would retain traffic forwarded to and received from the NCRR, but would experience a diminished length of haul and diminished revenue and operating costs

   o Changes in NS operating costs are based on analysis using the Uniform Rail Costing System


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    17
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Diversion Analysis -- Roanoke/Bristol/Knoxville Line
--------------------------------------------------------------------------------

NS Replacement Cost for the NCRR

Mercer's estimate for the capital cost to replace the NCRR is $271MM based upon:

   o Upgrading the Roanoke/Bristol/Knoxville route to carry all non-captive overhead traffic from the NCRR

   o  304,000 carloads to be diverted

   o  Estimates provided by NCRR and adjusted for recent events

========================   =============================   =====================
    Line Segment                   Item/Quantity              Total Cost ($MM)
========================   =============================   =====================
Roanoke - Bristol             Passing Track/10.5 miles              $16

Bristol -  Knoxville          CTC/90 miles                           14
                              Passing Track/14 miles                 21
Knoxville - Ooltewah
                              CTC/86 miles                           14
Bull's Gap - Atlanta          Passing Track/12 miles                 18

                              2nd Main Track/135 miles              189
                                                                   ----
                                                                   $271
------------------------   -----------------------------   ---------------------


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    18
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Estimated Value to the State
--------------------------------------------------------------------------------

The NCRR represents a railroad operation and right of way (ROW) that is expected to be of increasing value to the State as time passes and the cost of reproducing the ROW increases.

The use of the railroad for economic development and transit purposes has potential value to the State in a number of ways, including:

   o  Taxation revenue                           o  Right of way usage
   o  Reduced highway spending                   o  Employment
   o  Environmental Priorities

Valuation of the benefits of full ownership of the NCRR by the State is difficult to quantify, especially considering that passenger rail services, while often desired by a government, are usually cash flow negative. Two recent railway corridor purchases by the States of Florida and California show that replacement cost can be a proxy for value in instances in which a State is purchasing a rail corridor for public use.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    19
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

State Uses For the NCRR
--------------------------------------------------------------------------------

================================================================================
PROPOSED USES OF THE NCRR
--------------------------------------------------------------------------------

Triangle Transit Authority     Chartered with providing public transport within
                               the Triangle area - is proposing to run passenger commuter service over NCRR lines in the Triangle.

High Speed Rail Corridor(1)    The NCRR line between Charlotte and Raleigh has
                               been designated as part of a high speed rail corridor by the U.S. Department of Transport, linking Charlotte to Washington, D.C.

Global Transpark(1)            Rail service along the NCRR's route is seen a
                               major supporting element for the establishment of the Global Transpark in eastern North Carolina.

Promoting Economic             Encourage industry to locate close to the NCRR
Development(1)                 through the use of concessional freight rates and
                               favorable leases on NCRR property. The NCRR is seen as an important element for the further development of the Morehead City port.

Corridor Uses(1)               ROW use for oil, gas, water or sewer lines;
                               communications lines and power transmission.

--------------------------------------------------------------------------------

(1)   Report of the Governor's Special North Carolina Railroad Study Group.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    20
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

State Rail Corridor Purchases
--------------------------------------------------------------------------------

Valuation of the benefits of full ownership of NCRR by the State is difficult to quantify, especially considering that passenger rail services, while often desired by a government, are usually cash flow negative. One recent railway corridor purchase by the State of Florida shows that replacement cost can be a proxy for value in instances in which a State is purchasing a rail corridor for public use. The basis of value used in the Florida/CSX transaction was RCNLD.

State Rail Corridor Purchases
($ in Millions except for per share values)
===========================================================================================================================
                                                                                           PRICE PER      IMPLIED NCRR(1)
  ACQUIROR/SELLER            DATE                 DESCRIPTION                   PRICE         MILE         PRICE PER SHARE
---------------------------------------------------------------------------------------------------------------------------
State of Florida/            1988      81 miles of track from West Palm          $263        $3.25             $240 (2)
CSX Corp                               Beach to Miami.  CSX retained freight
                                       rights
State of California/      1992/1993    340 miles of track sold to 8              $482        $1.42             $105
Santa Fe                               transportation agencies in the Los
                                       Angeles area
---------------------------------------------------------------------------------------------------------------------------

(1) Based on price per mile by 317 miles and 4,283,470 shares outstanding from 12/31/96 10-K.

(2)   RCNLD valuation implied NCRR per share of $19 - $125.

Enterprise value range $320 - $450 million, equal to $75 - $105 per share(3).

      --------------------------------------------------------------------------
(3) Low end of the range represents the mid-point of the RCNLD methodology valuation - the methodology used to value the State of Florida's purchase of CSX track. The high end of the range is based on the per mile price paid by the State of California for track in the Los Angeles region. Please note these valuations may be based on, among other things, demographics and necessity for passenger service and the ability to create earnings from trackage rights and other sources. In due diligence discussions with the State, the State indicated that, while it may utilize the NCRR for public use in the long term, it did not have any near term plans to utilize such property for public use other than current freight railroad service.
      --------------------------------------------------------------------------


---- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    21
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

NCRR Right of Way Land Value - NC DOT Estimate
--------------------------------------------------------------------------------

In December 1996, the right-of-way (highway) section of the North Carolina Department of Transportation estimated the cost of acquiring land to duplicate the NCRR right of way. The cost estimate was $225MM - $250MM.


Land Value Estimates
================================================================================
LOCATION                                                    DOLLARS PER ACRE
--------------------------------------------------------------------------------

Morehead City, Havelock, New Bern Kinston                $50,000   -   $200,000
Outlying Morehead City and Selma                           2,000   -     10,000
Raleigh, Durham and Research Triangle                     30,000   -    200,000
Rural areas of Durham, Orange and Alamance counties        5,000   -     10,000
Burlington                                                40,000   -     80,000
Rural Alamance and Eastern Guilford                        5,000   -     25,000
Greensboro/High Point                                     50,000   -    100,000
Rural Davidson County                                      4,000   -      4,000
Salisbury                                                 40,000   -     80,000
Kannapolis, Concord and Charlotte                         40,000   -     60,000
--------------------------------------------------------------------------------


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    22
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

IPD - GDP Estimate
--------------------------------------------------------------------------------

The Lease Extension Agreement between NCRR and Norfolk Southern contains a provision for the payments by Norfolk Southern to be indexed, on a lagged basis, by the Implicit Price Deflator of Gross Domestic Product (IPD-GDP). An estimate of an average rate 1.0-3.0% for the IPD-GDP for the next 50 years will be used.

There are few published long-term estimates for the US IPD-GDP available from reliable sources. As a result, a Credit Suisse First Boston economist was consulted. His view is:

   o There has been, and continues to be, a shift in the fiscal policies of Governments globally towards fiscal restraint and balanced budgets;

   o This will lead to the IPD-GDP averaging between 1.0%-3.0% over the next 30-50 years, compared to a compounded annual rate of 4.4% from 1960 to the third quarter of 1996; (1)

   o This estimate does not take into account the impact a major war or oil shock could have on inflation as the timing and impact (if any) of these events difficult to estimate.

--------------------------------------------------------------------------------
(1) Data inconsistencies make a comparison of IPD-GDP values prior to 1960 to those after 1960 inconsistent, however including the 1950's in the equation would lower the average compound IPD-GDP rate. For the Consumer Price Index (CPI) including the 1950's lowers the average by 0.55% and for the Producer Price Index (PPI) by 0.42%.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    23
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Measures of Inflation
--------------------------------------------------------------------------------

Consumer Price Index, Producer Price Index and IPD - GDP
Quarterly Year-on-Year Percent Changes
1950-1996 Q3

                              [LINE GRAPH OMITTED]

Source: PPI and CPI, Bureau of Labor Statistics, IPD - GDP, Bureau of Economic
        Analysis.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    24
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Discount Rate Analysis
--------------------------------------------------------------------------------

====================================================================================================================================
SECURITY/INDEX            NOMINAL YIELD             BENEFITS OF USING AS PROXY                    DOWNSIDES OF USING AS PROXY
------------------------------------------------------------------------------------------------------------------------------------
P&WV Common(1)                7.23%        o  All revenues derived from long-term          o  Under the terms of the lease, annual
                                              operating lease with NS                         payments do not grow with inflation
                                           o  REIT structure                               o  Relatively small market capitalization
                                                                                           o  P&WV lease goes through 2067 (less
                                                                                              renewal risk)

NS Preferred(2)               6.34%        o  Reflects subordinated, unsecured position    o  Fixed rate coupon
                                              in long-term NS obligation                   o  Does not grow with inflation
                                                                                           o  Preferred has DRD eligibility

S&P Utility Index(3)          5.28%        o  Dividends grow roughly with inflation        o  Reflects common stock and
                                           o  Distributes majority of earnings as             utility-specific risk
                                              dividends

NS Long Term Debt (4)         7.99%        o  Actual long term NS debt, reflecting         o  No inflation adjustment
(2021)                                        unsecured position in long term NS           o  Low renewal risks
                                              obligation

U.S. Government               3.38%        o  Reflects inflation premium                   o  Controversy over the exact CPI
CPI Indexed Bond(5)                                                                           definition and novelty may depress
                                                                                              yield.
------------------------------------------------------------------------------------------------------------------------------------

(1) NS railroad lease that qualifies for REIT tax status. Assumes quarterly dividend of $.13 per share; $7.19 per share closing price 3/31/97. Market equity value of $10.9 million.
(2)   Based on $2.60 annual dividends; $40.75 closing price 3/31/97.
(3)   As of 3/31/97.
(4)   As of 3/31/97.
(5) As of 3/31/97. First auction of 10 year U.S. Government CPI indexed bonds occurred on 1/29/97, with an acceptance yield of 3.45%.

----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    25
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Discount Rate Analysis
--------------------------------------------------------------------------------

Potential Estimates of Discount Rate
====================================================================================================================================
                                          P&VW                                                S&P UTILITY    US GOV'T    REFERENCE
SOURCE                                   COMMON            NS PREFERRED          NS DEBT         INDEX     INDEXED BOND    RANGE
------------------------------------------------------------------------------------------------------------------------------------
Current Nominal Yield                7.23%  -  7.23%     6.34%  -  6.34%(3)  7.99%  -  7.99%     5.28%         3.38%
Long-Term Inflation Expectation      3.00%  -  1.00%     3.00%  -  1.00%     3.00%  -  1.00%     -             -
                                     ----      ----      ----      ----      ----      ----
                                     4.23%  -  6.23%     3.34%  -  5.34%     4.99%  -  6.99%     5.28%         3.38%     4.5 - 6.0%
------------------------------------------------------------------------------------------------------------------------------------

Impact of Inflation Rate Escalation Cap
================================================================================
                                                  ANNUAL COMPOUND RATE
                                          1960 - 1995             1950 - 1995
--------------------------------------------------------------------------------
IPD - GDP                                  4.39%                      NA
Consumer Price Index                       4.71%                     4.16%
Producer Price Index                       3.87%                     3.45%
IPD-GDP Under Index Cap                    4.11% (1)
Impact on Value                           (3.81)%(2)
--------------------------------------------------------------------------------

(1) Lease Extension Agreement indexing cap of 4% adjustment plus 75% of IPD-GDP movement in excess of 4.0%
(2)   Discounted at 8.0% and includes IPD-GDP adjustment cap.
(3) Does not include a yield adjustment for a 70% dividend received deduction. Adjustment would result in a yield of 9.1% assuming a 38.0% tax rate.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL    26
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY

Recent Stock Price Performance
--------------------------------------------------------------------------------

Daily Closing Prices(1)
March 27, 1995 to March 26, 1997

                              [LINE GRAPH OMITTED]

--------------------------------------------------------------------------------
Source: FactSet.
(1)   Mid-point between the bid and the ask price at closing.


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON

                                                              CONFIDENTIAL     1
------------======================----------------------------------------------
            North Carolina Railroad Company                   PRELIMINARY


----- CREDIT | FIRST  ----------------------------------------------------------
      SUISSE | BOSTON